Securities And Exchange Commission

Washington, D.C.  20549

Form 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2002

Lone Star Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12881	75-2085454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15660 North Dallas Parkway, Suite 500
Dallas, Texas 75248
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (972) 770-6401

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant.

                The Audit Committee of the Board of Directors of Lone Star Technologies, Inc. (“Lone Star”) annually considers and recommends to the Board the selection of Lone Star’s independent public accountants.  As recommended by Lone Star’s Audit Committee, Lone Star’s Board of Directors on June 6, 2002 decided to no longer engage Arthur Andersen LLP (“Andersen”) as Lone Star’s independent public accountants and engaged Deloitte & Touche LLP to serve as Lone Star’s independent public accountants for 2002.

                Andersen’s reports on Lone Star’s consolidated financial statement for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

                During Lone Star’s two most recent fiscal years and through the date of this Form 8-K, there were no disagreements with Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Lone Star’s consolidated financial statements for such years; and there were no reportable events, as listed in Item 304(a) (1) (v) of Regulation S-K.

                Lone Star provided Andersen with a copy of the foregoing disclosures.  Attached as Exhibit 16 is a copy of Andersen’s letter, dated June 6, 2002, stating its agreement with such statements.

                During Lone Star’s two most recent fiscal years and through the date of this Form 8-K, Lone Star did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lone Star’s consolidated financial statements, or any other matters or reportable events listed in Items 304 (a) (2) (i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits

                (c)           Exhibits.

                                16            Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 6, 2002.

Signatures

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lone Star Technologies, Inc.

By:	/s/ Charles J. Keszler
Charles J. Keszler
Vice President and Chief Financial Officer

Date:  June 10, 2002

Exhibit Index

16            Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 6, 2002.